Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Summit Hotel Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Rules 456(b) and 457(r)(4)		(1)(2)(3)		(1)(2)(3)		(1)(2)(3)		(4)		$(4)
	Equity	Preferred Stock	Rules 456(b) and 457(r)(4)		(1)(2)(3)		(1)(2)(3)		(1)(2)(3)		(4)		$(4)
	Debt	Debt Securities	Rules 456(b) and 457(r)(4)		(1)(2)		(1)(2)		(1)(2)		(4)		$(4)
	Other	Warrants(5)	Rules 456(b) and 457(r)(4)		(1)(2)		(1)(2)		(1)(2)		(4)		$(4)
	Other	Units(6)	Rules 456(b) and 457(r)(4)		(1)(2)		(1)(2)		(1)(2)		(4)		$(4)
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A				N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	Rule 415(a)(6)	N/A		N/A		$110,000,000		N/A		$13,332		S-3	333-231156	May 1, 2019	$13,332
	Total Offering Amounts							$110,000,000				$13,332
	Total Fees Previously Paid											$13,332
	Total Fee Offsets											$13,332
	Net Fee Due											$0

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities.
(3)	Includes rights to acquire Common Stock or Preferred Stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.
(5)	The warrants covered by this Registration Statement may be preferred share warrants or common share warrants.
(6)	Each unit will be issued under a unit agreement and will represent an interest in one or more shares of common stock, shares of preferred stock and warrants, in any combination.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Summit Hotel Properties, Inc.	S-3	333-231156	May 1, 2019	—	$13,332	(1)	Equity	Common Stock, $0.01 par value per share	—	$110,000,000	—
Fee Offset Sources	Summit Hotel Properties, Inc.	S-3	333-231156	—	May 1, 2019	—		—	—	—	—	$13,332

(1)	Summit Hotel Properties, Inc. (the “registrant”) previously filed a prospectus supplement, dated May 1, 2019 to a prospectus, dated May 1, 2019, constituting part of its Registration Statement on Form S-3 (File No. 333-231156) (the “Prior Registration Statement”) and paid a registration fee relating to the offer and sale of shares of its Common Stock, $0.01 par value per share (the “Common Stock”) with a proposed maximum aggregate offering price of up to $110,000,000 under its then current “at-the-market” program (the “2019 ATM Program”). As of the date of this registration statement, shares of Common Stock having an aggregate offering price of up to $110,000,000 were not sold under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $13,332 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The Prior Registration Statement expired on May 1, 2022.